UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   April 19, 2006
NeuStar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32548	52-2141938
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

46000 Center Oak Plaza
Sterling, Virginia	20166
(Address of principal executive offices)	(Zip Code)
(571) 434-5400
(Registrant’s telephone number, including area code.)
N/A
(Former name and former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On April 19, 2006, NeuStar, Inc. (“Parent”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with UDNS Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), UltraDNS Corporation, a Delaware corporation (the “Company”), and Ron Lachman, solely in his capacity as the Holder Representative (the “Holder Representative”).
The Merger Agreement contains customary representations, warranties and covenants, including a representation that the Company is not a telecommunications service provider. The consummation of the merger is subject to customary conditions, including (i) approval of the Merger Agreement by the stockholders of the Company and (ii) the absence of a material adverse effect on the Company. Under the terms of the Merger Agreement, if the closing conditions are met and the parties proceed to closing, Merger Sub will merge with and into the Company, the separate corporate existence of Merger Sub will cease, and the Company will continue as the surviving corporation (the “Merger”), as a wholly owned subsidiary of Parent.
Promptly after the closing of the Merger, the equityholders of the Company (including holders of its preferred stock, common stock, warrants and options) will receive aggregate cash consideration derived from the following formula: $61,800,000, less the amount of certain indebtedness of the Company (which will be paid-off at closing), less Company transaction expenses, and subject to certain purchase price adjustments as set forth in the Merger Agreement, including based upon the Company’s net working capital at closing. Of the merger consideration payable to the equityholders at or promptly after closing, $6,100,000 will be deposited in escrow, of which $6,000,000 will be used to satisfy any post-closing purchase price adjustments in favor of Parent and any indemnity claims by Parent for breaches of representations or covenants. The other $100,000 will be used for the reimbursement of certain costs and expenses of the Holder Representative. The funds will remain in escrow for a one-year period (unless claims are pending at such time), after which remaining proceeds will be distributed to the equityholders.
The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1, and which is incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets.
On April 21, 2006, after receiving approval of the stockholders of the Company by the written consent of more than 95% of the shares entitled to vote on the Merger, Parent, Merger Sub and the Company completed the Merger pursuant to the Merger Agreement, and Merger Sub was merged with and into the Company, the separate corporate existence of Merger Sub ceased, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent. The Company provides managed domain name systems (DNS) services.
In the Merger, the equityholders of the Company will receive the merger consideration described in Item 1.01 above.
The information from Item 1.01 above is incorporated by reference into this Item 2.01.
Item 7.01 Regulation FD Disclosure.
On April 19, 2006, NeuStar, Inc. issued a press release announcing the execution of the Merger Agreement. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
On April 21, 2006, NeuStar, Inc. issued a press release announcing the completion of the Merger. A copy of this press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits
(a) Financial Statements of Businesses Acquired.
The financial statements required by this item are not being filed herewith. To the extent information is required by this item, it will be filed with the U.S. Securities and Exchange Commission by amendment as soon as practicable, but no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.
(b) Pro Forma Financial Information.
The pro forma financial information required by this item is not being filed herewith. To the extent such information is required by this item, it will be filed with the U.S. Securities and Exchange Commission by amendment as soon as practicable, but no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.
(c) Exhibits.
The following materials are attached as exhibits to this Current Report on Form 8-K:

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated as of April 19, 2006, by and among NeuStar, Inc., UDNS Merger Sub, Inc., UltraDNS Corporation, and Ron Lachman as the Holder Representative.

99.1	Press Release of NeuStar, Inc., dated April 19, 2006.

99.2	Press Release of NeuStar, Inc., dated April 21, 2006.
Certain statements in this filing (including the exhibits hereto) may contain forward-looking information regarding NeuStar, Inc. and UltraDNS Corporation after the completion of the transactions that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the benefits of the business combination transaction involving NeuStar and UltraDNS Corporation, including future financial and operating results and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of NeuStar’s and UltraDNS Corporation’s management and are subject to certain risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2006	NEUSTAR, INC.

	By:	/s/ Jeffrey E. Ganek

Name: Jeffrey E. Ganek
Title: Chairman of the Board of
Directors and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated as of April 19, 2006, by and among NeuStar, Inc., UDNS Merger Sub, Inc., UltraDNS Corporation, and Ron Lachman as the Holder Representative.

99.1	Press Release of NeuStar, Inc., dated April 19, 2006.

99.2	Press Release of NeuStar, Inc., dated April 21, 2006.